UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 1, 2020

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
In accordance with Regulation FD, ADDvantage Technologies Group, Inc. ("the Company"), hereby furnishes the Investor Presentation the Company will present to analysts and investors on or after September 1, 2020. The slides are attached hereto as Exhibit 99.1 and will be available on the Company’s website at addvantagetechnologies.com. The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this presentation, although it may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01, including Exhibits 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	ADDvantage Technologies Group, Inc. Investor Presentation.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: September 2, 2020

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer